Exhibit 99.2

Press Release

For immediate release

Company contact: Jennifer Martin, Vice President-Investor Relations, 303-312-8155

Bill Barrett Corporation Announces Upcoming Investor Event

DENVER – January 7, 2013 – Bill Barrett Corporation (the “Company”) (NYSE: BBG) announced today that management plans to participate in the upcoming Goldman Sachs Global Energy Conference 2013. The Company will post an updated investor presentation on the homepage of the Company’s website at www.billbarrettcorp.com at 5:00 p.m. Mountain time today, Monday, January 7, 2013.

ABOUT BILL BARRETT CORPORATION

Bill Barrett Corporation (NYSE: BBG), headquartered in Denver, Colorado, explores for and develops natural gas and oil in the Rocky Mountain region of the United States. Additional information about the Company may be found on its website www.billbarrettcorp.com.